Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 4, 2016, relating to the consolidated financial statements, which appears in in Parnell Pharmaceutical Holdings Ltd’s Annual Report on Form 20-F for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Sydney, Australia

April 15, 2016